                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  MAY 28, 2003

                            LUCENT TECHNOLOGIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

              1-11639                                22-3408857
     (COMMISSION FILE NUMBER)             (IRS EMPLOYER IDENTIFICATION NO.)

600 MOUNTAIN AVENUE, MURRAY HILL, NEW JERSEY                  07974
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                 (908) 582-8500
                         (REGISTRANT'S TELEPHONE NUMBER)

ITEM 5. OTHER EVENTS

Credit facility for Letters of Credit

On May 28, 2003, Lucent Technologies Inc. ("Lucent" or the "company") entered into two agreements with various banks for the issuance of letters of credit. The first agreement, the Letter of Credit Issuance and Reimbursement Agreement ("L/C Agreement") among the company, several banks and JPMorgan Chase Bank, as administrative agent, provides for the issuance of up to $245 million of new letters of credit for the account of Lucent and its subsidiaries until December 31, 2004. The company is required to provide cash collateral for 20% of the total exposure for letters of credit issued under the L/C Agreement. If any letters of credit are still outstanding under the L/C Agreement on December 31, 2004, the company will be required to provide cash collateral for 100% of the exposure. Lucent can increase the L/C Agreement to $500 million by obtaining additional commitments. The availability of commitments under the L/C Agreement is subject to customary closing conditions.

The second agreement, the External Sharing Debt Agreement ("ESD Agreement") among the company, several banks and JPMorgan Chase Bank, as administrative agent, provides for the renewal of up to approximately $350 million of existing letters of credit issued for the account of Lucent and its subsidiaries until December 31, 2004. If any letters of credit are still outstanding on December 31, 2004, the company will be required to provide cash collateral for 20% of the exposure under the letters of credit then outstanding under the ESD Agreement.

Under the L/C Agreement and the ESD Agreement, Lucent is required to meet specified levels of quarterly operating income (adjusted for certain items) and maintain a minimum balance of unrestricted cash and short-term investments of not less than $2 billion, of which at least $1.1 billion must be maintained in accounts in the U.S. If Lucent fails to meet these requirements at any time, Lucent will be required to provide cash collateral to secure 100% of the exposure for the letters of credit outstanding under the L/C Agreement. If Lucent fails to meet these financial requirements on or after December 31, 2004, Lucent will be required to provide cash collateral to secure 100% of the exposure under the letters of credit outstanding under the ESD Agreement. Under both agreements, if an event of default occurs, the company will be required to provide cash collateral for all of the exposure.

Lucent also amended the Guarantee and Collateral Agreement and the Collateral Sharing Agreement the company and certain of its subsidiaries have in favor of JPMorgan Chase Bank, as collateral agent. Under these agreements, specified U.S. subsidiaries of the company have guaranteed certain obligations of the company, and the company and these subsidiaries have pledged substantially all of their assets to secure the obligations. These agreements secure Lucent's obligations under the L/C Agreement and the ESD Agreement. In addition, these agreements secure obligations of Lucent and its subsidiaries for specified hedging arrangements, guarantees to lenders for vendor financing, lines of credit for Lucent subsidiaries, the agreement relating to a special purpose trust established for selling vendor financings, and cash management and other bank operating arrangements. As of March 31, 2003, the total amount of these other obligations was $410 million.

The above description is a summary and is not a complete description of all of the terms and conditions of these agreements. Copies of these agreements are filed as exhibits to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

      99.1 Letter of Credit Issuance and Reimbursement Agreement, dated as of May 28, 2003, among Lucent Technologies Inc., several banks and other parties thereto and JPMorgan Chase Bank, as administrative agent.

      99.2 External Sharing Debt Agreement, dated as of May 28, 2003, among Lucent Technologies Inc., several banks and other parties thereto and JPMorgan Chase Bank, as administrative agent.

      99.3 Amended and Restated Guarantee and Collateral Agreement, dated as of May 28, 2003, made by Lucent Technologies Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, as collateral agent.

      99.4 Amended and Restated Collateral Sharing Agreement, dated as of May 28, 2003, made by Lucent Technologies Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, as collateral agent.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        LUCENT TECHNOLOGIES INC.

Dated:  May 28, 2003                      By: /S/ Mark G. Gibbens
                                             ---------------------------------
                                              Name: Mark G. Gibbens
                                              Title: Vice President
                                                     and Treasurer



                                  EXHIBIT INDEX

EXHIBITS:

99.1 Letter of Credit Issuance and Reimbursement Agreement, dated as of May 28, 2003, among Lucent Technologies Inc., several banks and other parties thereto and JPMorgan Chase Bank, as administrative agent.

99.2 External Sharing Debt Agreement, dated as of May 28, 2003, among Lucent Technologies Inc., several banks and other parties thereto and JPMorgan Chase Bank, as administrative agent.

99.3 Amended and Restated Guarantee and Collateral Agreement, dated as of May 28, 2003, made by Lucent Technologies Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, as collateral agent.

99.4 Amended and Restated Collateral Sharing Agreement, dated as of May 28, 2003, made by Lucent Technologies Inc. and certain of its subsidiaries in favor of JPMorgan Chase Bank, as collateral agent.